UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Stone Point Credit Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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STONE POINT CREDIT CORPORATION
20 Horseneck Lane
Greenwich, Connecticut 06830
(203) 862-2900
___________________________
ADDITIONAL INFORMATION REGARDING THE
2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 9, 2021
___________________________
The following Notice of Change of Location relates to the Proxy Statement of Stone Point Credit Corporation (the “Company”), dated September 30, 2021, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2021 Annual Meeting of Stockholders to be held on November 9, 2021. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about October 13, 2021.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2021

To the Stockholders of Stone Point Credit Corporation:

The Proxy Statement of Stone Point Credit Corporation, a Delaware corporation (the “Company”), dated September 30, 2021 provides that stockholders of the Company, as of the close of business on September 20, 2021 (the “Record Date”), would have the option to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) either in-person at One Vanderbilt Avenue, New York, NY 10017 or virtually via live audio webcast by registering to attend the Annual Meeting at: www.proxydocs.com/stonepoint.  The Proxy Statement also provides that the Company reserves the right, in light of COVID-19 safety protocols, to host the Annual Meeting in a virtual-only setting and to close off the ability for stockholders to attend the Annual Meeting in-person.

Due to the ongoing public health impact of the COVID-19 pandemic, and to support the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Company has been changed. As previously announced, the Annual Meeting will be held on Tuesday, November 9, 2021 at 4:30 p.m., Eastern Time. The Annual Meeting will be held in a virtual-only meeting format via a Company-hosted Zoom link (i.e., you will not be able to attend the Annual Meeting in person). Stockholders will receive instructions about how to register for the Annual Meeting via email. If you wish to attend the Annual Meeting and have not received registration instructions from the Company, please contact the Company at SPCreditIR@StonePoint.com. Stockholders of record that wish to vote on the proposals set forth in the Proxy Statement must cast their votes on the internet in advance of or during the Annual Meeting at: www.proxydocs.com/stonepoint.

 Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The Proxy Statement and the Company’s annual report on Form 10-K for the 2020 fiscal year are available on the Internet at www.proxydocs.com/stonepoint.

The proxy card included in the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Thank you for your support of the Company.

By Order of the Board of Directors,

/s/ Sandra Forman
Sandra Forman Secretary

Greenwich, Connecticut
October 13, 2021